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Exhibit 99.1

Regal Entertainment Group Reports Results for Second Quarter 2004 and Declares Increased Quarterly Dividend

        Knoxville, Tennessee—July 27, 2004—Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced results for second quarter 2004 and declared a cash dividend of $0.20 per common share.

        Total revenue for the quarter ended July 1, 2004 was $673.1 million, a 3.9% increase from total revenue of $648.1 million for the second fiscal quarter of 2003. Net income excluding loss on debt extinguishment (net of related tax effects) totaled $53.0 million in the second quarter of 2004 compared to net income of $47.1 million in the comparable quarter of 2003. Including the impact of the loss on debt extinguishment resulting from our recent recapitalization transaction, net income was $7.4 million for the quarter ended July 1, 2004. Adjusted earnings per diluted share(1) was $0.37 for the second quarter of 2004 compared to $0.34 during the second quarter of 2003. Adjusted EBITDA(2) of $155.9 million for the quarter ended July 1, 2004 increased 14.5% from the comparable quarter in 2003 and represented an Adjusted EBITDA margin of approximately 23.2%. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

        Regal's Board of Directors also today declared a cash dividend of $0.20 per Class A and Class B common share, payable on September 15, 2004, to stockholders of record on September 1, 2004. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

        "Regal Entertainment Group is pleased to produce another quarter of solid financial results including growth in Adjusted EBITDA, while offering our stockholders a $5.00 per share special dividend in addition to the increased quarterly dividend," stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "Our efficient theatre operations coupled with our demonstrated ability to convert revenue growth to increased free cash flow allows us to continue to provide meaningful value to our stockholders," Campbell continued.

        Regal CineMedia continued to contribute meaningful levels of free cash flow to our solid financial results as revenue and EBITDA in all business areas exceeded expected levels. Regal Entertainment Group Co-CEO, Kurt Hall said, "CineMedia continued to provide incremental revenue growth and EBITDA margin expansion for Regal as second quarter year-over-year revenue increased 31%. In addition to another strong performance by our advertising division, several successful live and pre-recorded mid-week concert events were distributed over our Digital Content Network ("DCN"). The music category is the first of several out-of-home content distribution "channels" that we are creating that will further leverage the distribution capabilities of our DCN and provide potential sources of future cash flow growth."

Forward-looking Statements:

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

        Regal Entertainment Group management will conduct a conference call to discuss second quarter 2004 results on July 27, 2004 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company's Web site: www.REGmovies.com, or by dialing 800-901-5231 (Domestic) and 617-786-2961 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for either the Regal Entertainment Group conference call or conference #23095033. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-286-8010 (Domestic) and 617-801-6888 (International) and enter the conference ID #23095033. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company's Web site: www.REGmovies.com.

About Regal Entertainment Group

        Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,053 screens in 544 locations in 39 states. Regal operates approximately 17% of all screens in the United States including theatres in 46 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company's theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal's existing asset base.

        Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal's theatre assets, while at the same time enhancing the movie-going experience. Regal CineMedia operates other divisions that focus on meetings and special productions in a theatre environment, including the presentation of live sports and entertainment events, as well as the sale of group tickets and gift certificates.

        Additional information is available on the Company's Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contacts:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President—Investor Relations	Senior Vice President—Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group
Consolidated Statements of Operations Information
For the Fiscal Quarters Ended 7/1/04 and 6/26/03
(dollars in millions, except per share data)

	Quarter Ended July 1, 2004	Quarter Ended June 26, 2003	Two Quarters Ended July 1, 2004	Two Quarters Ended June 26, 2003
Revenues:
Admissions	$450.2	$439.9	$819.1	$801.2
Concessions	179.3	172.7	316.0	310.2
Other operating revenue	43.6	35.5	78.5	64.8

Total revenue	673.1	648.1	1,213.6	1,176.2
Operating expenses:
Film rental and advertising costs	243.7	249.4	424.9	435.4
Cost of concessions	26.4	24.0	46.6	43.4
Rent expense	70.3	70.3	139.1	133.4
Other operating expenses	160.1	152.5	317.5	289.4
General and administrative expenses	16.7	15.8	32.3	30.4
Merger and restructuring expenses and amortization of deferred stock compensation	1.6	2.6	3.4	4.8
Depreciation and amortization	43.3	39.3	86.5	75.2
Net loss (gain) on disposal and impairment of operating assets	(2.9)	0.9	(4.0)	(1.7)
Gain on lawsuit settlement	—	—	(8.2)	—

Income from operations	113.9	93.3	175.5	165.9
Interest expense, net	21.4	15.4	40.6	29.1
Minority interest in earnings of consolidated subsidiaries	(0.2)	0.1	0.9	0.4
Loss on debt extinguishment	76.0	—	76.0
Other, net	3.2	—	6.6	(0.1)

Income before income taxes	13.5	77.8	51.4	136.5
Provision for income taxes	6.1	30.7	21.2	54.1

Net income	$7.4	$47.1	$30.2	$82.4

Diluted earnings per share	$0.05	$0.33	$0.21	$0.59
Diluted earnings per share, excluding loss on debt extinguishment and merger and restructuring expenses and deferred stock compensation expense, net of related tax effects(1)	$0.37	$0.34	$0.54	$0.61
Weighted average number of diluted shares outstanding (in millions):	147.5	143.3	146.6	140.1

Consolidated Summary Balance Sheet Information
(dollars in millions)

	As of July 1, 2004	As of January 1, 2004
Cash and cash equivalents	$356.1	$288.8
Total assets	2,477.6	2,471.8
Total debt	2,013.4	1,227.2
Stockholders' equity	79.5	794.9
	Quarter Ended
	July 1, 2004	June 26, 2003
Operating Data:
Theatres at period end	544	562
Screens at period end	6,053	6,119
Average screens per theatre	11.1	10.9
Attendance (in thousands)	69,075	68,645
Average ticket price	$6.52	$6.41
Average concessions per patron	$2.60	$2.52

Reconciliation of Net Cash Provided by Operating Activities and Operating Income to EBITDA to Net Income
(dollars in millions)

	Quarter Ended
	July 1, 2004	June 26, 2003
Net cash provided by operating activities	$138.3	$162.7
Changes in working capital items and other	(24.4)	(69.4)

Income from operations	113.9	93.3
Depreciation and amortization	43.3	39.3
Loss on debt extinguishment	(76.0)	—
Minority interest and other, net	(3.0)	(0.1)

EBITDA	78.2	132.5
Depreciation and amortization	(43.3)	(39.3)
Interest expense, net	(21.4)	(15.4)
Provision for income taxes	(6.1)	(30.7)

Net income	$7.4	$47.1

Reconciliation of EBITDA to Adjusted EBITDA
(dollars in millions)

	Quarter Ended
	July 1, 2004	June 26, 2003
EBITDA	$78.2	$132.5
Loss (gain) on disposal and impairment of operating assets	(2.9)	0.9
Merger and restructuring expenses and amortization of deferred stock compensation	1.6	2.6
Loss on debt extinguishment	76.0	—
Minority interest and other, net	3.0	0.1

Adjusted EBITDA(2)	$155.9	$136.1

Free Cash Flow
(dollars in millions)

	Quarter Ended
	July 1, 2004	June 26, 2003
Net Cash provided by operating activities	$138.3	$162.7
Capital Expenditures	(28.3)	(30.0)
Proceeds from asset sales	9.5	4.0

Free Cash Flow(2)	$119.5	$136.7

Reconciliation of Earnings Per Diluted Share
(dollars in millions, except per share data)

	Quarter Ended
	July 1, 2004	June 26, 2003
Net income	$7.4	$47.1
Loss on debt extinguishment, net of related tax effects	45.6	—

Net income, excluding loss on debt extinguishment, net of related tax effects	53.0	47.1
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	1.0	1.6

Net income, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$54.0	$48.7
Weighted average number of diluted shares	147.5	143.3
Earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects(1)	$0.37	$0.34
Earnings per diluted share	$0.05	$0.33

(1)
We have included earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, gain on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $155.9 million, or 23.2% of total revenues, for the quarter ended July 1, 2004. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004. EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

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Regal Entertainment Group Reports Results for Second Quarter 2004 and Declares Increased Quarterly Dividend